Exhibit 4.3

BlueLinx Holdings Inc.

4300 Wildwood Parkway

Atlanta, Georgia 30339

August 30, 2004

To:                              Cerberus ABP Investors LLC

Charles H. McElrea

George R. Judd

David J. Morris

James C. Herbig

Wayne E. Wiggleton

Steven C. Hardin

Re:                               Equity-Related Agreements

Dear Sirs:

Herein we make reference to the following agreements:

1.                    the Executive Purchase Agreement, dated as of May 7, 2004, by and among ABP Distribution Holdings Inc., a Georgia corporation (“ABP Holdings”), Cerberus ABP Investor LLC, a Delaware limited liability company (“ABP Investor”) and Charles H. McElrea (“Mr. McElrea”) (such agreement, the “McElrea Purchase Agreement”);

2.                    the Executive Purchase Agreement, dated as of May 7, 2004, by and among ABP Holdings, ABP Investor, and David J. Morris (“Mr. Morris”) (such agreement, the “Morris Purchase Agreement”);

3.                    the Executive Purchase Agreement, dated as of May 7, 2004, by and among ABP Holdings, ABP Investor, and George R. Judd (“Mr. Judd”) (such agreement, the “Judd Purchase Agreement”);

4.                    the Executive Purchase Agreement, dated as of May 7, 2004, by and among ABP Holdings. ABP Investor, and Steven Hardin (“Mr. Hardin”) (such agreement, the “Hardin Purchase Agreement”);

5.                    the Executive Purchase Agreement, dated as of May 7, 2004, by and among ABP Holdings, ABP Investor, and James C. Herbig (“Mr. Herbig”) (such agreement, the “Herbig Purchase Agreement”);

6.                    the Executive Purchase Agreement, dated as of May 7, 2004, by and among ABP Holdings, ABP Investor, and Wayne E. Wiggleton (“Mr. Wiggleton”) (such agreement, the “Wiggleton Purchase Agreement” and together with the McElrea Purchase Agreement, the Morris Purchase Agree, the Judd Purchase Agreement, the Hardin Purchase Agreement and the Herbig Purchase Agreement, the “Purchase Agreements”);

7.                    the Registration Rights Agreement, dated as of May 7, 2004, by and among ABP Holdings, ABP Investor, Mr. McElrea, Mr. Morris, Mr. Judd, Mr. Herbig, Mr. Wiggleton and Mr. Hardin (the “Registration Rights Agreement”); and

8.                    the ABP Distribution Holdings Inc. Stockholders Agreement, dated as of May 7, 2004, by and among ABP Holdings, ABP Investor, Mr. McElrea, Mr. Morris, Mr. Judd,

Mr. Wiggleton, Mr. Herbig and Mr. Hardin (the “Stockholders Agreement” and together with the Purchase Agreements and the Registration Rights Agreement, the “Equity-Related Agreements”).

The reincorporation of ABP Holdings from Georgia to Delaware will be accomplished by the merger of ABP Holdings with and into BlueLinx Holdings Inc., a Delaware corporation and wholly-owned subsidiary (“BlueLinx Holdings”), with BlueLinx Holdings as the surviving corporation. The shares of stock of ABP Holdings held by you will be converted into shares of stock of BlueLinx Holdings (“BlueLinx Stock”) pursuant to an agreement and plan of merger by and between ABP Holdings and BlueLinx Holdings at the effective time of the merger.

By signing this letter agreement, you agree that, as of the effective time of the merger, (a) the Equity-Related Agreements (which shall continue in full force and effect) will control the terms and conditions of your ownership of and rights relating to the shares of BlueLinx Stock you will hold as a result of the merger, (b) references to the shares of stock of ABP Holdings made in the Equity-Related Agreements shall be read to apply also to shares of BlueLinx Stock, and (c) references to ABP Holdings made in the Equity-Related Agreements shall be read to apply also to BlueLinx Holdings.

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Please indicate your acceptance of the terms of this letter agreement by executing the same. This letter agreement may be executed in multiple counterparts, each of which, when executed, shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument.

BLUELINX HOLDINGS INC.

By:	/s/ Charles H. McElrea
Name: Charles H. McElrea
Title: CEO

Accepted and agreed as of August 30, 2004:

CERBERUS ABP INVESTOR LLC

By:	/s/ Lenard B. Tessler
	Name:	Lenard B. Tessler
	Title:	Managing Director

/s/ Charles H. McElrea
Charles H. McElrea

/s/ George R. Judd
George R. Judd

/s/ David J. Morris
David J. Morris

/s/ James C. Herbig
James C. Herbig

/s/ Wayne E. Wiggleton
Wayne E. Wiggleton

/s/ Steven C. Hardin
Steven C. Hardin